Exhibit 99.3
EndX Group Limited
Condensed unaudited consolidated
financial statements
Registered number 3418744
Nine months ended 30 June 2005

EndX Group Limited
Condensed unaudited consolidated profit and loss account
for the nine months ended 30 June 2005

	Note
		£ 000

Turnover	2	1,747
Cost of sales		(785)

Gross profit		962
Distribution costs		(150)
Administrative expenses		(867)

Operating profit	3	(55)
Interest payable		(26)

Profit on ordinary activities before taxation		(81)
Tax on profit on ordinary activities		(55)

Profit for the financial period on ordinary activities after taxation		(26)

Dividends		—

Retained profit transferred to reserves		(26)

All amounts relate to continuing activities.

EndX Group Limited
Condensed unaudited consolidated balance sheet
At 30 June 2005

	Note
		£ 000	£ 000

Fixed assets
Intangible assets		2,220
Tangible assets		55

			2,275

Current assets
Stock		—
Debtors	5	446
Cash at bank and in hand		437
iView investment		361

		1,244
Creditors: amounts falling due within one year	6	(1,107)

Net current assets			137

Total assets less current liabilities			2,412

Creditors: amounts falling due after more than one year	7		(404)

Net assets			2,008

Capital and reserves

Called up share capital			520
Share premium			1,659
Profit and loss account			(171)

Equity shareholders’ funds			2,008

EndX Group Limited
Unaudited Consolidated Cash flow statement
for the nine months ended 30 June 2005

30 June 2005
£000

Reconciliation of operating profit to net cash flow from operating activities
Operating profit	(55)
Depreciation charges	27
Amortisation charges	90
Profit on sale of fixed assets	—
(Increase)/decrease in stocks	24
(Increase)/decrease in debtors	298
(Increase)/decrease in creditors	71

Net cash inflow from operating activities	455

Cash flow statement

Cash flow from operating activities	455
Returns on investments and servicing of finance	(26)
Taxation	(92)
Capital expenditure and financial investment	(400)
Equity dividends paid	—

Cash (outflow)/inflow before management of liquid resources and financing	(63)

Management of liquid resources	301
Financing

Increase/(decrease) in cash in the period	238

Reconciliation of net cash flow to movement in net debt

Increase/(decrease) in cash in the period	238

Cash outflow to reduce loans	299
Net cash inflow from increase in loans	(300)

Change in net debt resulting from cash flows	237

Movement in net debt in the period	237
Net debt at the start of the period	(586)

Net debt at the end of the period	(349)

EndX Group Limited
Notes
(forming part of the financial statements)
1 Accounting policies
The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the group’s financial statements except as noted below.
Basis of preparation
The financial statements have been prepared in accordance with applicable accounting standards, and under the historical cost accounting rules.
The consolidated financial statements as of and for the nine months ended 30 June 2005 are unaudited. The unaudited financial statements reflect all adjustments, which are of a normal recurring nature, necessary for a fair statement of the results for the interim period.
Basis of consolidation
The condensed consolidated financial statements include the condensed financial statements of the company and its subsidiary undertakings made up to 30 June 2005. The acquisition method of accounting has been adopted. Under this method, the results of subsidiary undertakings acquired or disposed of in the period are included in the consolidated profit and loss account from the date of acquisition or up to the date of disposal.
Under section 230(4) of the Companies Act 1985, the company is exempt from the requirement to present its own profit and loss account.
Tangible fixed assets and depreciation
Depreciation is provided to write off the cost less the estimated residual value of tangible fixed assets by equal installments over their estimated useful economic lives as follows:

Office equipment Motor vehicles	— —	33% per annum on cost 25% per annum on cost
Foreign currencies
Transactions in foreign currencies are recorded using the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the contracted rate or the rate of exchange ruling at the balance sheet date and the gains or losses on translation are included in the profit and loss accounts.
The assets and liabilities of overseas subsidiary undertakings are translated at the closing exchange rates. Profit and loss accounts of such undertakings are consolidated at the average rates of exchange during the period. Gains and losses arising on these translations are taken to reserves, net of exchange differences arising on related foreign currency borrowings. No material foreign currency translation differences have arisen during the period.
Leases
Operating lease rentals are charged to the profit and loss account on a straight line basis over the period of the lease.
Taxation
The charge for taxation is based on the profit for the period and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes.
Deferred taxation is recognised, without discounting, in respect of all timing differences between the treatment of certain items for taxation and accounting purposes which have arisen but not reversed by the balance sheet date, except as otherwise required by FRS 19.
Turnover
Turnover represents the amounts (excluding value added tax) derived from the provision of computer consultancy and supply of computer products. Licence fee income from the supply of such products is recognised at the time the group has settled its obligations under the contract. Maintenance income is spread over the life of the contract.

2 Turnover
All turnover and results are derived from the group’s principal activity. An analysis of turnover by geographical market is given below:

Nine months ended
30 June 2005
£'000

UK	1,084
Other	663

1,747

3 Operating profit

Nine months ended
30 June 2005
£'000

Operating profit is stated after charging:

Depreciation on tangible fixed assets	27
Amortisation of goodwill	90
Auditors remuneration	25

4 Remuneration of directors

Nine months ended
30 June 2005
£'000

Directors’ emoluments	235

The highest paid Director’s salary and bonus being £82,500 for the period.

5 Debtors

30 June 2005
£'000

Trade debtors	438
Prepayments and accrued income	8

446

6 Creditors: amounts falling due within one year

30 June 2005
£'000
Trade creditors and accruals	277
Corporation tax	3
Bank Loans	250
Other Loans	132
Deferred income	445

1,107

7 Creditors: amounts falling due after more than one year

30 June 2005
£'000
Bank Loans	104
Other Loans	300

404

Reconciliation to U.S. GAAP
The accompanying financial statements were prepared in accordance with accounting principles generally accepted in the United Kingdom (UK GAAP) which differ from those generally accepted in the United States (US GAAP). The significant differences, as they apply to the financial statements presented, are summarized below.
Goodwill and intangible assets
Under UK GAAP, acquired goodwill has been capitalised and amortised over a period not to exceed 20 years.
Under US GAAP, goodwill and indefinite life intangible assets are not amortised but are subject to periodic impairment tests.
Ultimate parent undertaking
On 28 November 2003, EndX Group Limited was formed and acquired 100% of the ordinary share capital of EndX Limited. In connection with this transaction, the Company reacquired all of the outstanding shares of a 46% minority shareholder. The transaction was recorded at fair value and resulted in goodwill of £2,411,000 which was capitalised and will be written off over 20 years.
Under US GAAP, EndX Group Limited’s acquisition of the minority interest would be accounted for as a step acquisition and would result in a partial change in the accounting basis of the Company’s assets.
Following is a reconciliation of the net assets of the Company shown in the financial statements to the net assets according to generally accepted accounting principles in the United States:

		Adjustments
		necessary to
		reconcile to	As
	As Reported	US GAAP	Adjusted
	£000	£000	£000
Net working capital	519	—	519
Tangible assets	55	—	55
Goodwill	—	533	533
Intangible assets	2,220	(1,757)	463
Notes payable and other long-term liabilities	(786)	—	(786)

	£2,008	£(1,224)	£784

Under US GAAP, the intangible assets acquired, representing primarily software, patents, trademarks, and customer lists, would be amortised over their useful life, which is estimated to be 8 years. On a straight-line basis, the amortisation expense on intangible assets would be £72,000 per year.
A reconciliation of net income as shown in the financial statements to net income according to generally accepted accounting principles in the United States follows:

Nine months ended
June 30, 2005
£000
Net income (loss) under UK GAAP	(26)
Adjustments:
Goodwill amortisation	90
Amortisation of intangibles	(54)

Net income according to generally accepted accounting principles in the United States	10

A reconciliation of the consolidated cash flow statement as shown in the financial statements to cash flows from operating, investing and financing activities under US GAAP.

Nine months ended
June 30, 2005
£000
Cash flows from operating activities	337
Cash flows from investing activities	(400)
Cash flows from financing activities	301

Net movement in cash in the period under US GAAP	238
Cash at the beginning of the period under US GAAP	199

Cash at the end of the period under US GAAP	437